Exhibit 1.4

                                                                EXECUTION COPY


                          TRANS-WORLD INSURANCE COMPANY
                                CLASSNOTES, INC.

                         Auction Rate Asset Backed Notes

                                 TERMS AGREEMENT


                                                       Dated: December 19, 1997


To:  TRANS-WORLD INSURANCE COMPANY
             CLASSNOTES, INC.

Re:  Underwriting Agreement dated December 19, 1997

Issuer:  ClassNotes Trust 1997-I

Series Designation:  Series 1997-2

TERMS OF THE NOTES:

                                                   ORIGINAL
              FINAL MATURITY      PRINCIPAL        INTEREST     PRICE TO
CLASS         DATE                AMOUNT           RATE         UNDERWRITERS
-----         --------------      ---------        --------     ------------

A-5           April 1, 2019       $57,500,000      5.96%         99.75%
A-6           April 1, 2020       $57,500,000      5.96%         99.75%



COLLATERAL:       The Student Loans to be included in the Collateral
                  are as described in Schedule A to the Sale and Servicing
                  Agreement.

CREDIT SUPPORT:   Note Surety Bond issued by Ambac Assurance Corporation.

INITIAL NOTE
DISTRIBUTION
DATES:            January 14, 1998 for the Class A-5 Notes
                  January 21, 1998 for the Class A-6 Notes

NOTE RATING:      "AAA" by Standard and Poor's Ratings Services, a
                  Division of The McGraw-Hill Companies, Inc. and "Aaa" by
                  Moody's Investors Service, Inc.

FORM OF NOTES:    Book entry

CLOSING DATE:  December 24, 1997

Information Provided by the Underwriter in the Prospectus Supplement: The statements set forth under the heading "Plan of Distribution."

Additional Terms, if any, Not in Master Indenture:

SMITH BARNEY INC.


By:/s/ John Hupalo
   Name:  John Hupalo
   Title: Director


TRANS-WORLD INSURANCE COMPANY


By:/s/ Michael Benoff
   Name:  Michael Benoff
   Title: Senior Vice President


CLASSNOTES, INC.


By:/s/ Michael Benoff
   Name:  Michael Benoff
   Title: Senior Vice President

CLASSNOTES TRUST 1997-I

By: The York Bank and Trust
    Company, as Eligible Lender Trustee


By:/s/ Richard Bass
    Name:  Richard Bass
    Title: Vice President


THE MONEY STORE INC.


By:/s/ Michael Benoff
    Name:  Michael Benoff
    Title: Executive Vice President